Exhibit 10.25

Guaranty Agreement

This Guaranty Agreement (this “Guaranty”) is made as of the 2nd day of December, 2011, by RESOURCE REAL ESTATE OPPORTUNITY REIT, INC., a Maryland corporation (“Guarantor”), in favor of BANK OF AMERICA, N.A., a national banking association (together with its successors and assigns, “Lender”).

Recitals

Resource Real Estate Opportunity OP, LP, a Delaware limited partnership (“Borrower”) has requested that Lender make a loan (the “Loan”) to it evidenced by a Promissory Note of even date herewith in the original principal amount of Twenty Five Million and No/100 Dollars ($25,000,000) made by Borrower to the order of Lender (as the same may from time to time be amended, supplemented, restated or otherwise modified, the “Note”). Certain terms and conditions of the Loan are set forth in the Loan Agreement of even date herewith between Borrower and Lender (as the same may from time to time be amended, supplemented, restated or otherwise modified, the “Loan Agreement”). As a condition precedent to making the Loan, Lender has required that Guarantor execute and deliver this Guaranty to Lender. Any capitalized term used and not defined in this Guaranty shall have the meaning given to such term in the Loan Agreement. The terms “Borrower” and “Borrowers” as used in this Guaranty shall include any and all entities which in the future execute and deliver an allonge to the Note and Loan Agreement and own an Eligible Property which is added to the Collateral Pool.

Agreements

For good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and in order to induce Lender to make the Loan to Borrower, Guarantor hereby guarantees to Lender the prompt and full payment and performance of the indebtedness and obligations described below in this Guaranty (collectively called the “Guaranteed Obligations”), this Guaranty being upon the following terms and conditions:

Section 1 Guaranty of Payment.

Guarantor hereby unconditionally and irrevocably guarantees to Lender the punctual payment when due, whether by lapse of time, by acceleration of maturity, or otherwise, of all principal, interest (including interest accruing after maturity and after the commencement of any bankruptcy or insolvency proceeding by or against any or all of the Borrowers, whether or not allowed in such proceeding), prepayment premiums, fees, late charges, costs, expenses, indemnification indebtedness, and other sums of money now or hereafter due and owing, or which any or all of the Borrowers are obligated to pay, pursuant to the terms of the Note, the Loan Agreement, the Mortgages, the Assignment of Leases and Rents, the Environmental Agreements, any application, agreement, note or other document executed and delivered in connection with any Letter of Credit (if applicable), any of the other Loan Documents, or any Swap Contract, as the same may from time to time be amended, supplemented, restated or otherwise modified (collectively, the “Indebtedness”). The Indebtedness includes all costs and expenses incurred by Lender in seeking to enforce Lender’s rights and remedies with respect to the Indebtedness, including court costs, and reasonable attorneys’ fees, whether or not suit is filed or other proceedings are initiated thereon. This Guaranty covers the Indebtedness presently outstanding and the Indebtedness arising subsequent to the date hereof, including all amounts advanced by Lender in stages or installments. The guaranty of Guarantor as set forth in this Section 1 is a continuing guaranty of payment and not a guaranty of collection.

Section 2 Guaranty of Performance.

(a) Guarantor hereby unconditionally and irrevocably guarantees to Lender the complete performance when due of all other Obligations of any or all of the Borrowers under all of the Loan Documents, including, without limiting the generality of the foregoing, all such Obligations of any or all of the Borrowers to:

(i) Complete the construction or making of Improvements to any Eligible Property which is part of the Collateral Pool and as part of the Borrower’s plan to achieve Stabilization of the same (“Construction of the Improvements”);

(ii) Make all deposits required under the terms of the Loan Agreement and the other Loan Documents, as and when required;

(iii) Promptly pay in full and discharge all Property Assessments (as that term is defined in the Mortgage) prior to the day upon which the same shall become delinquent (subject to the terms of the Mortgages regarding permitted contests of such Property Assessments);

(iv) Pay, at or before the times required by the Loan Documents, the premiums on all policies of insurance required to be maintained under the terms of the Loan Documents; and

(v) Duly and punctually perform and observe all other terms, covenants and conditions of the Note, the Loan Agreement, the Mortgages, the Environmental Agreements, all other Loan Documents, and any Swap Contract.

(b) Upon demand by Lender following the occurrence and during the continuance of an Event of Default under any of the Loan Documents (an “Event of Default”), Guarantor will cause all Improvements to be completed in accordance with the requirements of the Loan Agreement and other Loan Documents and will pay all bills in connection therewith. If Lender shall have requested Guarantor to complete or cause the completion of Construction of the Improvements or the renovation or equipping thereof, Guarantor shall be entitled to requisition and draw all of the undisbursed Loan proceeds intended to be used for such Construction of the Improvements pursuant to the Budget for the same (but not in excess of the committed amount of the Loan for the same), together with any deposits in the Borrower’s Deposit Account made with respect to the Construction of the Improvements. Lender shall disburse such funds for the purpose of, and to the extent necessary for, completing the Construction of the Improvements in accordance with the Budget for the same, provided that:

(i) Guarantor shall be performing the Guaranteed Obligations, including but not limited to any and all performance related to the Construction of the Improvements, or causing the performance of the same with due diligence;

(ii) Guarantor shall have made all required deposits into the Borrower’s Deposit Account and all other deposits required under the Loan Agreement;

(iii) All such disbursements of Loan proceeds to Guarantor shall be secured by the Mortgage with respect to the same and any other collateral or security for the Loan with the same priority as all previous advances of Loan proceeds to Borrowers;

(iv) Guarantor shall have cured all Defaults and Events of Default under the Loan, provided that Guarantor shall not be required to cure any non-monetary Default or Event of Default which is personal to Borrowers and therefore not susceptible to cure by Guarantor; and

(v) Guarantor shall otherwise comply with the provisions of the Loan Agreement governing draw requests and disbursement of the Loan.

(c) The liability and obligations under this Section 2 shall not be limited or restricted by the existence of, or any terms of, the guaranty of payment under Section 1 or the guaranty of specific obligations under Section 3.

Section 3 Guaranty of Specific Obligations.

Guarantor hereby unconditionally and irrevocably guarantees payment of, and agrees to protect, defend, indemnify and hold harmless Lender for, from and against, any and all losses, damages or liability which may be suffered or incurred by, imposed on or awarded against Lender as a result of:

(a) Fraud by any or all of the Borrowers or Guarantor in connection with the construction, leasing or operation of any of the Eligible Properties, the making or disbursement of the Loan, or any certificates or documents provided in connection therewith;

(b) Material misrepresentation or breach of warranty by any or all of the Borrowers or Guarantor in connection with the construction, leasing or operation of any of the Eligible Properties, the making or disbursement of the Loan, or any certificates or documents provided in connection therewith;

(c) After the occurrence of an Event of Default, distributions to the members, partners or shareholders of any or all of the Borrowers or Guarantor (or to any beneficiary or trustee if any of the Borrowers is or Guarantor is a trust) of any Rents, security deposits, or other income arising with respect to any Eligible Property which is part of the Collateral Pool or in the event such distribution is made which results in an Event of Default.

(d) The misapplication by any or all of the Borrowers or Guarantor of any Insurance Proceeds or Condemnation Awards attributable to any Eligible Property;

(e) Any filing by any or all of the Borrowers or Guarantor of a bankruptcy petition, or the making by any or all of the Borrowers or Guarantor of an assignment for the benefit of creditors, or the appointment of a receiver of any property of any or all of the Borrowers or Guarantor in any action initiated by, or consented to by, any or all of the Borrowers or Guarantor; or

(f) Any acts of any or all of the Borrowers or Guarantor taken in bad faith with the intent to hinder, delay or interfere with the exercise by Lender of any rights and remedies under the Loan Documents after the occurrence of an Event of Default.

Section 4 Primary Liability of Guarantor; Environmental Obligations.

(a) This Guaranty is an absolute, irrevocable and unconditional guaranty of payment and performance, and Guarantor shall be liable for the payment and performance of the Guaranteed Obligations as a primary obligor. This Guaranty shall be effective as a waiver of, and Guarantor hereby expressly waives, any right to which Guarantor may otherwise have been entitled, whether existing under statute, at Law or in equity, to require Lender to take prior recourse or proceedings against any collateral, security or Person. It shall not be necessary for Lender, in order to enforce such payment or performance by Guarantor, first to institute suit or pursue or exhaust any rights or remedies against any or all of the Borrowers or other Person liable on such indebtedness or for such performance, or to enforce any rights against any security given to secure such indebtedness or performance, or to join any or all Borrowers or any other Person liable for the payment or performance of the Guaranteed Obligations or any part thereof in any action to enforce this Guaranty, or to resort to any other means of obtaining payment or performance of the Guaranteed Obligations; provided, however, that nothing herein contained shall prevent Lender from suing on the Note or foreclosing any or all of the Mortgages (including exercising any power of sale) or exercising any other right under the Loan Documents.

(b) Upon the occurrence and during the continuance of an Event of Default, the Guaranteed Obligations, for purposes of this Guaranty, shall be deemed immediately due and payable at the election of Lender, and Guarantor shall, on demand and without presentment, protest, notice of protest, further notice of nonpayment or of dishonor, default or nonperformance, or notice of acceleration or of intent to accelerate, or any other notice whatsoever, without any notice having been given to Guarantor previous to such demand of the acceptance by Lender of this Guaranty, and without any notice having been given to Guarantor previous to such demand of the creating or incurring of such indebtedness or of such obligation to perform, all such notices being hereby waived by Guarantor, pay the amount due to Lender or perform or observe the agreement, covenant, term or condition, as the case may be, and pay all damages and all costs and expenses that may arise in consequence of such Event of Default (including, without limitation, all reasonable attorneys’ fees and expenses, investigation costs, court costs, and any and all other costs and expenses incurred by Lender in connection with the collection and enforcement of the Note or any other Loan Document), whether or not suit is filed thereon, or whether at maturity or by acceleration, or whether before or after maturity, or whether in connection with bankruptcy, insolvency or appeal. It shall not be necessary for Lender, in order to enforce such payment or performance by Guarantor, first to institute suit or pursue or exhaust any rights or remedies against any or all of the Borrowers or other Person liable on such indebtedness or for such performance, or to enforce any rights against any security given to secure such indebtedness or performance, or to join any or all of the Borrowers or any other Person liable for the payment or performance of the Guaranteed Obligations or any part thereof in any action to enforce this Guaranty, or to resort to any other means of obtaining payment or performance of the Guaranteed Obligations; provided, however, that nothing herein contained shall prevent Lender from suing on the Note or foreclosing the any or all of the Mortgages (including exercising any power of sale) or exercising any other right under the Loan Documents and if such foreclosure or other remedy is availed of, only the net proceeds therefrom, after deduction of all charges and expenses of every kind and nature whatsoever, shall be applied in reduction of the amount due on the Note and any or all of the Mortgages, and Lender shall not be required to institute or prosecute proceedings to recover any deficiency as a condition of payment hereunder or enforcement hereof. At any sale of the Land or other collateral given for the Indebtedness or any part thereof, whether by foreclosure (including exercising any power of sale) or otherwise, Lender may at its discretion purchase all or any part of any or all of the Eligible Properties or collateral so sold or offered for sale for its own account and may, in payment of the amount bid therefor, deduct such amount from the balance due it pursuant to the terms of the Note and other Loan Documents.

(c) Suit may be brought or demand may be made against any or all of the Borrowers or against any or all parties who have signed this Guaranty or any other guaranty covering all or any part of the Guaranteed Obligations, or against any one or more of them, separately or together, without impairing the rights of Lender against any party hereto. Any time that Lender is entitled to exercise its rights or remedies hereunder, it may in its discretion elect to demand payment and/or performance. If Lender elects to demand performance, it shall at all times thereafter have the right to demand payment until all of the Guaranteed Obligations have been paid and performed in full. If Lender elects to demand payment, it shall at all times thereafter have the right to demand performance until all of the Guaranteed Obligations have been paid and performed in full.

(d) The liability of Guarantor or any other Person hereunder for Guaranteed Obligations arising out of or related to any of the Environmental Agreements shall not be limited or affected in any way by any provision in this Guaranty, the other Loan Documents or applicable Law limiting the liability of any or all of the Borrowers, Guarantor or such other Person, or Lender’s recourse or rights to a deficiency judgment.

5. Certain Agreements and Waivers by Guarantor.

(a) Guarantor agrees that neither Lender’s rights or remedies nor Guarantor’s obligations under the terms of this Guaranty shall be released, diminished, impaired, reduced or affected by any one or more of the following events, actions, facts, or circumstances, and the liability of Guarantor under this Guaranty shall be absolute, unconditional and irrevocable irrespective of:

(i) any limitation on the liability of, or recourse against, any other Person in any Loan Document or arising under any Law;

(ii) any claim or defense that this Guaranty was made without consideration or is not supported by adequate consideration or that the obligations of Guarantor hereunder exceed or are more burdensome than those of any or all of the Borrowers under the other Loan Documents;

(iii) the taking or accepting of any other security or guaranty for, or right of recourse with respect to, any or all of the Guaranteed Obligations;

(iv) Intentionally Omitted;

(v) any homestead exemption or any other exemption under applicable law;

(vi) any release, surrender, abandonment, exchange, alteration, sale or other disposition, subordination, deterioration, waste, failure to protect or preserve, impairment, or loss of, or any failure to create or perfect any lien or security interest with respect to, or any other dealings with, any collateral or security at any time existing or purported, believed or expected to exist in connection with any or all of the Guaranteed Obligations, or any impairment of Guarantor’s recourse against any Person or collateral;

(vii) whether express or by operation of Law, any partial release of the liability of Guarantor hereunder (except to the extent expressly so released) or any complete or partial release of any or all of the Borrowers or any other Person liable, directly or indirectly, for the payment or performance of any or all of the Guaranteed Obligations;

(viii) the death, insolvency, bankruptcy, disability, dissolution, liquidation, termination, receivership, reorganization, merger, consolidation, change of form, structure or ownership, sale of all assets, or lack of corporate, partnership or other power of any or all of the Borrowers or any other Person at any time liable for the payment or performance of any or all of the Guaranteed Obligations;

(ix) either with or without notice to or consent of Guarantor, any renewal, extension, modification, supplement, subordination or rearrangement of the terms of any or all of the Guaranteed Obligations and/or any of the Loan Documents, including without limitation, material alterations of the terms of payment (including changes in maturity date(s) and interest rate(s)) or performance (including changes with respect to the construction of the Improvements) or any other terms thereof, or any waiver, termination, or release of, or consent to departure from, any of the Loan Documents or any other guaranty of any or all of the Guaranteed Obligations, or any adjustment, indulgence, forbearance, or compromise that may be granted from time to time by Lender to any or all of the Borrowers or any other Person at any time liable for the payment or performance of any or all of the Guaranteed Obligations;

(x) any neglect, lack of diligence, delay, omission, failure, or refusal of Lender to take or prosecute (or in taking or prosecuting) any action for the collection or enforcement of any of the Guaranteed Obligations, or to foreclose or take or prosecute any action to foreclose (or in foreclosing or taking or prosecuting any action to foreclose) upon any security therefor, or to exercise (or in exercising) any other right or power with respect to any security therefor, or to take or prosecute (or in taking or prosecuting) any action in connection with any Loan Document, or any failure to sell or otherwise dispose of in a commercially reasonable manner any collateral securing any or all of the Guaranteed Obligations;

(xi) any failure of Lender to notify Guarantor of any creation, renewal, extension, rearrangement, modification, supplement, subordination, or assignment of the Guaranteed Obligations or any part thereof, or of any Loan Document, or of any release of or change in any security, or of the occurrence or existence of any Default or Event of Default, or of any other action taken or refrained from being taken by Lender against any or all of the Borrowers or any security or other recourse, or of any new agreement between Lender and any or all of the Borrowers, it being understood that Lender shall not be required to give Guarantor any notice of any kind under any circumstances with respect to or in connection with the Guaranteed Obligations, any and all rights to notice Guarantor may have otherwise had being hereby waived by Guarantor, and Guarantor shall be responsible for obtaining for itself information regarding any or all of the Borrowers, including, but not limited to, any changes in the business or financial condition of any or all of the Borrowers, and Guarantor acknowledges and agrees that Lender shall have no duty to notify Guarantor of any information which Lender may have concerning any or all of the Borrowers;

(xii) if for any reason Lender is required to refund any payment by any or all of the Borrowers to any other party liable for the payment or performance of any or all of the Guaranteed Obligations or pay the amount thereof to someone else;

(xiii) the making of advances by Lender to protect its interest in any or all of the the Eligible Properties, preserve the value of the Property or for the purpose of performing any term or covenant contained in any of the Loan Documents;

(xiv) the existence of any claim, counterclaim, set-off or other right that Guarantor may at any time have against any or all of the Borrowers, Lender, or any other Person, whether or not arising in connection with this Guaranty, the Note, the Loan Agreement, the Environmental Agreements or any other Loan Document, provided nothing herein shall prohibit Guarantor from raising any mandatory counterclaim in any action brought by Lender to enforce this Guaranty;

(xv) the unenforceability of all or any part of the Guaranteed Obligations against any or all of the Borrowers, whether because the Guaranteed Obligations exceed the amount permitted by Law or violate any usury law, or because the act of creating the Guaranteed Obligations, or any part thereof, is ultra vires, or because the officers or Persons creating the Guaranteed Obligations acted in excess of their authority, or because of a lack of validity or enforceability of or defect or deficiency in any of the Loan Documents, or because any or all of the Borrowers has any valid defense, claim or offset with respect thereto, or because any or all of the Borrowers’ obligation ceases to exist by operation of Law, or because of any other reason or circumstance, it being agreed that Guarantor shall remain liable hereon regardless of whether any or all of the Borrowers or any other Person be found not liable on the Guaranteed Obligations, or any part thereof, for any reason (and regardless of any joinder of any or all of the Borrowers or any other party in any action to obtain payment or performance of any or all of the Guaranteed Obligations);

(xvi) any order, ruling or plan of reorganization emanating from proceedings under Title 11 of the United States Code with respect to any or all of the Borrowers or any other Person, including any extension, reduction, composition, or other alteration of the Guaranteed Obligations, whether or not consented to by Lender, or any action taken or omitted by Lender in any such proceedings, including any election to have Lender’s claim allowed as being secured, partially secured or unsecured, any extension of credit by Lender in any such proceedings or the taking and holding by Lender of any security for any such extension of credit;

(xvii) any other condition, event, omission, action or inaction that would in the absence of this paragraph result in the release or discharge of the Guarantor from the performance or observance of any obligation, covenant or agreement contained in this Guaranty or any other agreement;

(xviii) any early termination of any of the Guaranteed Obligations;

(xix) Lender’s enforcement or forbearance from enforcement of the Guaranteed Obligations on a net or gross basis; or

(xx) any liability, irregularity or unenforceability in whole or in part (including with respect to any netting provision) of any Swap Contract or any confirmation, instrument or agreement required thereunder or related thereto, or any transaction entered into thereunder, or any limitation on the liability of any or all of the Borrowers thereunder or any limitation on the method or terms of payment thereunder which may now or hereafter be caused or imposed in any manner whatsoever.

(b) In the event any payment by any or all of the Borrowers or any other Person to Lender is held to constitute a preference, fraudulent transfer or other voidable payment under any bankruptcy, insolvency or similar Law, or if for any other reason Lender is required to refund such payment or pay the amount thereof to any other party, such payment by any or all of the Borrowers or any other party to Lender shall not constitute a release of Guarantor from any liability hereunder, and this Guaranty shall continue to be effective or shall be reinstated (notwithstanding any prior release, surrender or discharge by Lender of this Guaranty or of Guarantor), as the case may be, with respect to, and this Guaranty shall apply to, any and all amounts so refunded by Lender or paid by Lender to another Person (which amounts shall constitute part of the Guaranteed Obligations), and any interest paid by Lender and any attorneys’ fees, costs and expenses paid or incurred by Lender in connection with any such event.

(c) It is the intent of Guarantor and Lender that the obligations and liabilities of Guarantor hereunder are absolute, irrevocable and unconditional under any and all circumstances and that until this Guaranty terminates in accordance with Section 18 hereof, the obligations and liabilities of Guarantor hereunder shall not be discharged or released, in whole or in part, by any act or occurrence that might, but for the provisions of this Guaranty, be deemed a legal or equitable discharge or release of a guarantor. Without extending the term of this Guaranty pursuant to Section 18 hereof, Lender shall be entitled to continue to hold this Guaranty in its possession for the longer of (i) the period after which any performance of obligations under the Environmental Agreement shall accrue, or (ii) a period of one year from the date the Guaranteed Obligations are paid and performed in full and for so long thereafter as may be necessary to enforce any obligation of Guarantor hereunder and/or to exercise any right or remedy of Lender hereunder.

(d) Guarantor’s obligations shall not be affected, impaired, lessened or released by loans, credits or other financial accommodations now existing or hereafter advanced by Lender to any or all of the Borrowers in excess of the Guaranteed Obligations. All payments, repayments and prepayments of the Loan, whether voluntary or involuntary, received by Lender from any or all of the Borrowers, any other Person or any other source (other than from Guarantor pursuant to a demand by Lender hereunder), and any amounts realized from any collateral for the Loan, shall be deemed to be applied first to any portion of the Loan which is not covered by this Guaranty, and last to the Guaranteed Obligations, and this Guaranty shall bind Guarantor to the extent of any Guaranteed Obligations that may remain owing to Lender. Lender shall have the right to apply any sums paid by Guarantor to any portion of the Loan in Lender’s sole and absolute discretion.

(e) If acceleration of the time for payment of any amount payable by any or all of the Borrowers under the Note, the Loan Agreement, any other Loan Document, or any Swap Contract is stayed or delayed by any Law or tribunal, all such amounts shall nonetheless be payable by Guarantor on demand by Lender.

Section 6 Subordination.

If, for any reason whatsoever, any or all of the Borrowers are now or hereafter become indebted to Guarantor:

(a) such indebtedness and all interest thereon and all liens, security interests and rights now or hereafter existing with respect to property of any or all of the Borrowers securing such indebtedness shall, at all times, be subordinate in all respects to the Guaranteed Obligations and to all liens, security interests and rights now or hereafter existing to secure the Guaranteed Obligations;

(b) Guarantor shall not be entitled to enforce or receive payment, directly or indirectly, of any such indebtedness of any or all of the Borrowers to Guarantor until the Guaranteed Obligations have been fully and finally paid and performed; provided, however, that so long as no Event of Default shall have occurred and be continuing or so long as none of the following results in the occurrence of an Event of Default, Guarantor shall not be prohibited from receiving such (i) reasonable management fees or reasonable salary from any or all of the Borrowers as Lender may find acceptable from time to time in its sole and absolute discretion, and (ii) distributions from any or all of the Borrowers which are attributable to any or all of the Borrowers’ income from the Eligible Properties;

(c) Guarantor hereby assigns and grants to Lender a security interest in all such indebtedness and security therefor, if any, of any or all of the Borrowers to Guarantor now existing or hereafter arising, including any dividends and payments pursuant to debtor relief or insolvency proceedings referred to below. In the event of receivership, bankruptcy, reorganization, arrangement or other debtor relief or insolvency proceedings involving any or all of the Borrowers as debtor, Lender shall have the right to prove its claim in any such proceeding so as to establish its rights hereunder and shall have the right to receive directly from the receiver, trustee or other custodian (whether or not an Event of Default shall have occurred or be continuing under any of the Loan Documents), dividends and payments that are payable upon any obligation of any or all of the Borrowers to Guarantor now existing or hereafter arising, and to have all benefits of any security therefor, until the Guaranteed Obligations have been fully and finally paid and performed. If, notwithstanding the foregoing provisions, Guarantor should receive any payment, claim or distribution that is prohibited as provided above in this Section 6, Guarantor shall pay the same to Lender immediately, Guarantor hereby agreeing that it shall receive the payment, claim or distribution in trust for Lender and shall have absolutely no dominion over the same except to pay it immediately to Lender; and

(d) Guarantor shall promptly upon request of Lender from time to time execute such documents and perform such acts as Lender may require to evidence and perfect its interest and to permit or facilitate exercise of its rights under this Section 6, including, but not limited to, execution and delivery of proofs of claim, further assignments and security agreements, and delivery to Lender of any promissory notes or other instruments evidencing indebtedness of any or all of the Borrowers to Guarantor. All promissory notes, accounts receivable ledgers or other evidences, now or hereafter held by Guarantor, of obligations of any or all of the Borrowers to Guarantor shall contain a specific written notice thereon that the indebtedness evidenced thereby is subordinated under and is subject to the terms of this Guaranty.

Section 7 Other Liability of Guarantor or Borrowers.

If Guarantor is or becomes liable, by endorsement or otherwise, for any indebtedness owing by any or all of the Borrowers to Lender other than under this Guaranty, such liability shall not be in any manner impaired or affected hereby, and the rights of Lender hereunder shall be cumulative of any and all other rights that Lender may have against Guarantor. If any or all of the Borrowers are or become indebted to Lender for any indebtedness other than or in excess of the Indebtedness for which Guarantor is liable under this Guaranty, any payment received or recovery realized upon such other indebtedness of any or all of the Borrowers to Lender may be applied to such other indebtedness. This Guaranty is independent of (and shall not be limited by) any other guaranty now existing or hereafter given. Further, Guarantor’s liability under this Guaranty is in addition to any and all other liability Guarantor may have in any other capacity, including without limitation, if applicable, its capacity as a general partner.

Section 8 Lender Assigns; Disclosure of Information.

This Guaranty is for the benefit of Lender and Lender’s successors and assigns, and in the event of an assignment of the Guaranteed Obligations, or any part thereof, the rights and benefits hereunder, to the extent applicable to the Guaranteed Obligations so assigned, may be transferred with such Guaranteed Obligations. Guarantor waives notice of any transfer or assignment of the Guaranteed Obligations or any part thereof and agrees that failure to give notice of any such transfer or assignment will not affect the liabilities of Guarantor hereunder. Lender may sell or offer to sell the Loan or interests therein to one or more assignees or participants. Guarantor shall execute, acknowledge and deliver any and all instruments reasonably requested by Lender in connection therewith, and to the extent, if any, specified in any such assignment or participation, such assignee(s) or participant(s) shall have the same rights and benefits with respect to the Loan Documents as such Person(s) would have if such Person(s) were Lender hereunder. Lender may disclose to any such assignee or participant or prospective assignee or participant, to Lender’s affiliates, including Merrill Lynch, Pierce, Fenner & Smith Incorporated, to any regulatory body having jurisdiction over Lender and to any other parties as necessary or appropriate in Lender’s reasonable judgment, any information Lender now has or hereafter obtains pertaining to the Guaranteed Obligations, this Guaranty, or Guarantor, including information regarding any security for the Guaranteed Obligations or for this Guaranty, and/or credit or other information on Guarantor and/or any other Person liable, directly or indirectly, for any part of the Guaranteed Obligations.

Section 9 Binding Effect; Joint and Several Liability.

This Guaranty is binding not only on Guarantor, but also on Guarantor’s heirs, personal representatives, successors and assigns. Upon the death of Guarantor, if Guarantor is a natural person, this Guaranty shall continue against Guarantor’s estate as to all of the Guaranteed Obligations, including that portion incurred or arising after the death of Guarantor and shall be provable in full against Guarantor’s estate, whether or not the Guaranteed Obligations are then due and payable. If this Guaranty is signed by more than one Person, then all of the obligations of Guarantor arising hereunder shall be jointly and severally binding on each of the undersigned, and their respective heirs, personal representatives, successors and assigns, and the term “Guarantor” shall mean all of such Persons and each of them individually.

Section 10 Governing Law; Forum; Consent to Jurisdiction.

The validity, enforcement, and interpretation of this Guaranty, shall for all purposes be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania and applicable United States federal law, and is intended to be performed in accordance with, and only to the extent permitted by, such laws. All obligations of Guarantor hereunder are payable and performable at the place or places where the Guaranteed Obligations are payable and performable. Guarantor hereby irrevocably submits generally and unconditionally for Guarantor and in respect of Guarantor’s property to the non-exclusive jurisdiction of any state court, or any United States federal court, sitting in the Commonwealth of Pennsylvania, over any suit, action or proceeding arising out of or relating to this Guaranty or the Guaranteed Obligations. Guarantor hereby irrevocably waives, to the fullest extent permitted by law, any objection that Guarantor may now or hereafter have to the laying of venue in any such court and any claim that any such court is an inconvenient forum. Final judgment in any such suit, action or proceeding brought in any such court shall be conclusive and binding upon Guarantor and may be enforced in any court in which Guarantor is subject to jurisdiction. Guarantor hereby agrees and consents that, in addition to any methods of service of process provided for under applicable law, all service of process in any such suit, action or proceeding in any state court, or any United States federal court, sitting in the state specified in the first sentence of this Section may be made by certified or registered mail, return receipt requested, directed to Guarantor at the address set forth at the end of this Guaranty, or at a subsequent address of which Lender receives actual notice from Guarantor in accordance with the notice provisions hereof, and service so made shall be complete five (5) days after the same shall have been so mailed. Nothing hereon shall affect the right of Lender to serve process in any manner permitted by law or limit the right of Lender to bring proceedings against Guarantor in any other court or jurisdiction. Guarantor hereby releases, to the extent permitted by applicable law, all errors and all rights of exemption, appeal, stay of execution, inquisition, and other rights to which Guarantor may otherwise be entitled under the laws of the United States of America or any State or possession of the United States of America now in force or which may hereinafter be enacted. The authority and power to appear for and enter judgment against the Guarantor shall not be exhausted by one or more exercises thereof or by any imperfect exercise thereof and shall not be extinguished by any judgment entered pursuant thereto. Such authority may be exercised on one or more occasions or from time to time in the same or different jurisdiction as often as the Lender shall deem necessary and desirable.

Section 11 Invalidity of Certain Provisions.

If any provision of this Guaranty or the application thereof to any Person or circumstance shall, for any reason and to any extent, be declared to be invalid or unenforceable, neither the remaining provisions of this Guaranty nor the application of such provision to any other Person or circumstance shall be affected thereby, and the remaining provisions of this Guaranty, or the applicability of such provision to other Persons or circumstances, as applicable, shall remain in effect and be enforceable to the maximum extent permitted by applicable Law.

Section 12 Costs and Expenses of Enforcement.

Guarantor agrees to pay to Lender on demand all reasonable costs and reasonable expenses incurred by Lender in seeking to enforce Lender’s rights and remedies under this Guaranty, including, without limitation, court costs, costs of alternative dispute resolution and reasonable attorneys’ fees, whether or not suit is filed or other proceedings are initiated hereon. All such costs and expenses incurred by Lender shall constitute a portion of the Guaranteed Obligations hereunder, shall be subject to the provisions hereof with respect to the Guaranteed Obligations and shall be payable by Guarantor on demand by Lender.

Section 13 No Usury.

It is not the intention of Lender or Guarantor to obligate Guarantor to pay interest in excess of that lawfully permitted to be paid by Guarantor under applicable Law. Should it be determined that any portion of the Guaranteed Obligations or any other amount payable by Guarantor under this Guaranty constitutes interest in excess of the maximum amount of interest that Guarantor, in Guarantor’s capacity as guarantor, may lawfully be required to pay under applicable Law, the obligation of Guarantor to pay such interest shall automatically be limited to the payment thereof in the maximum amount so permitted under applicable Law. The provisions of this Section shall override and control all other provisions of this Guaranty and of any other agreement between Guarantor and Lender.

Section 14 Representations, Warranties, and Covenants of Guarantor.

Until the Guaranteed Obligations are paid and performed in full and each and every term, covenant and condition of this Guaranty is fully performed, Guarantor hereby represents, warrants, and covenants that: (a) Guarantor has a financial interest, directly or indirectly, in each of the Borrowers and will derive a material and substantial benefit, directly or indirectly, from the making of the Loan to Borrower and from the making of this Guaranty by Guarantor; (b) this Guaranty is duly authorized and valid, and is binding upon and enforceable against Guarantor, subject to principles of equity and bankruptcy, insolvency and other laws generally affecting creditor’s rights and enforcement of debtors’ obligations; (c) Guarantor is not, and the execution, delivery and performance by Guarantor of this Guaranty will not cause Guarantor (i) to Guarantor’s knowledge, to be, in violation of or in default with respect to any law or (ii) in default (or at risk of acceleration of indebtedness) under any agreement or restriction by which Guarantor is bound or affected; (d) unless Guarantor is a natural person, Guarantor is duly organized, validly existing, and in good standing under the laws of the state of its organization and has full power and authority to enter into and perform this Guaranty; (e) there is no litigation pending or, to the knowledge of Guarantor, threatened by or before any tribunal against or affecting Guarantor except as set forth on Schedule 14(e) attached hereto and incorporated herein; (f) all financial statements and information heretofore furnished to Lender by Guarantor do, and all financial statements and information hereafter furnished to Lender by Guarantor will, fully and accurately present the condition (financial or otherwise) of Guarantor as of their dates and the results of Guarantor’s operations for the periods therein specified, and, since the date of the most recent financial statements of Guarantor heretofore furnished to Lender, no material adverse change has occurred in the financial condition of Guarantor, nor, except as heretofore disclosed in writing to Lender, has Guarantor incurred any material liability, direct or indirect, fixed or contingent; (g) after giving effect to this Guaranty, Guarantor is solvent, is not engaged or about to engage in business or a transaction for which the property of Guarantor is an unreasonably small capital, and does not intend to incur or believe that it will incur debts that will be beyond its ability to pays as such debts mature; (h) Guarantor has read and fully understands the provisions contained in the Note, the Loan Agreement, the Mortgage, the Environmental Agreement and the other Loan Documents. Guarantor further represents, warrants and covenants that if any Swap Contract shall at any time be in effect, (x) Guarantor has received and examined copies of each such Swap Contract, the observance and performance of which by Borrowers is hereby guaranteed; (y) Guarantor will benefit from Lender’s entering into each such Swap Contract and any transaction thereunder with Borrowers, and Guarantor has determined that the execution and delivery by Guarantor of this Guaranty are necessary and convenient to the conduct, promotion and attainment of the business of Guarantor; and (z) Lender has no duty to determine whether any Swap Contract, or any other transaction relating to or arising under any Swap Contract, will be or has been entered into by Borrowers for purposes of hedging interest rate, currency exchange rate, or other risks arising in its businesses or affairs and not for purposes of speculation, or is otherwise inappropriate for Borrowers. Guarantor’s representations, warranties and covenants are a material inducement to Lender to enter into the other Loan Documents and any Swap Contract shall survive the execution hereof and any bankruptcy, foreclosure, transfer of security or other event affecting Borrowers, Guarantor, any other party, or any security for all or any part of the Guaranteed Obligations.

Section 15 Additional Representations, Warranties, and Covenants of Guarantor.

a) Guarantor Minimum Tangible Net Worth.

(i)	At all times Guarantor shall maintain on a consolidated basis a Minimum Tangible Net Worth equal to at least 200% of the outstanding principal amount of the Loan, as determined by Lender.

(ii)	At all times Guarantor shall maintain on a consolidated basis, a Minimum Tangible Net Worth equal to at least Twenty Million and No/100 Dollars ($20,000,000.00), as determined by Lender.

(iii)	“Minimum Tangible Net Worth” means the value of total assets (on the basis of the lower of cost or market) (including leaseholds and leasehold improvements and reserves against assets but excluding goodwill, patents, trademarks, trade names, organization expense, unamortized debt discount and expense, capitalized or deferred research and development costs, deferred marketing expenses, and other like intangibles, and monies due from affiliates, officers, directors, employees, shareholders, members or managers) less total liabilities, including but not limited to accrued and deferred income taxes, but excluding the non-current portion of Subordinated Liabilities.

(iv)	“Subordinated Liabilities” means liabilities subordinated to the Borrower’s obligations to the Lender in a manner acceptable to the Lender in its sole discretion.

b) Guarantor’s Unencumbered Liquid Assets.

(i)	At all times Guarantor shall maintain Unencumbered Liquid Assets having an aggregate market value of not less than the greater of (i) Five Million and No/100 Dollars ($5,000,000.00) or (ii) Twenty Percent (20%) of the outstanding principal amount of the Loan.

(ii)	“Unencumbered Liquid Assets” means the following assets (excluding assets of any retirement plan) which (i) are not the subject of any lien, pledge, security interest or other arrangement with any creditor to have his claim satisfied out of the asset (or proceeds thereof) prior to the general creditors of the owner of the asset, (ii) are held solely in the name of one or more credit parties subject to this covenant (with no other persons or entities having ownership rights therein), (iii) may be converted to cash within five (5) days, (iv) are otherwise acceptable to the Lender in its sole discretion and (v) are not being counted or included to satisfy any other liquidity requirement under any other obligation, whether with the Lender or any other lender, unless otherwise expressly agreed by the Lender in writing:

(a)	Cash or cash equivalents held in the United States and denominated in United States dollars;

(b)	United States Treasury or governmental agency obligations which constitute full faith and credit of the United States of America;

(c)	Commercial paper rated P-1 or A1 by Moody’s or S&P, respectively;

(d)	Medium and long-term securities rated investment grade by one of the rating agencies described in (c) above;

(e)	Eligible Stocks; and

(f)	Mutual funds quoted in The Wall Street Journal which invest primarily in the assets described in (a) – (e) above.

(iii)	“Eligible Stocks” includes any common or preferred stock which (i) is not control or restricted stock under Rule 144 of the General Rules and Regulations promulgated by the Securities and Exchange Commission under the Securities Act of 1933, as amended, or subject to any other regulatory or contractual restrictions on sales, (ii) is traded on a U. S. national stock exchange, including NASDAQ, with a liquidity on such exchange for such stock acceptable to the Lender and (iii) has, as of the close of trading on the applicable exchange (excluding after hours trading), a per share price of at least Ten Dollars ($10).

c) Additional Negative Covenants.

(i)	Guarantor shall not, without the Lender’s prior written consent and approval:

(a)	Enter into any consolidation, merger or other combination, or convert to another form of business entity.

(b)	Intentionally Omitted.

(c)	Engage in any business activities substantially different from the Guarantor’s present business.

(d)	Liquidate or dissolve the Guarantor’s business.

(e)	Voluntarily suspend its business.

(f)	Intentionally Omitted.

(g)	Incur secured or unsecured debt (including guarantying the debt of another) except that Guarantor may incur trade debt in the ordinary course of its business and operations provided such trade debt (i) is due and payable within sixty (60) days, (ii) all such trade debt does not in the aggregate equal or exceed, at any time, 2% of the outstanding principal balance of the Loan and (iii) is not evidenced by a written obligation. In connection with any parcel of improved real property owned by an entity which is wholly owned by Opportunity OP and which entity is not a Borrower (a “Non-Borrower Entity”) and which improved real property is not part of the Collateral Pool, Lender agrees that it will not unreasonably withhold its prior written consent to Guarantor’s execution and delivery to a “Qualified Lender” (as hereinafter defined) of a guaranty and/or indemnity agreement which is solely with respect and limited to standard and typical non-recourse loan carve-out obligations for a non-recourse loan to be made by the Qualified Lender to the Non-Borrower Entity and which non-recourse loan is to be secured by such improved real property owned by the Non-Borrower Entity and which is not part of the Collateral Pool.

For purposes of this Guaranty, the term “Qualified Lender” shall mean any Person (other than a natural Person) that is:

(i)	a commercial bank organized under the laws of the United States of America or any State thereof;

(ii)	a commercial bank organized under the laws of any other country which is a member of the OECD, or a political subdivision of any such country, provided that such bank is acting through a branch or agency located in the United States of America;

(iii)	a life insurance company organized under the laws of any State of the United States of America, or organized under the laws of any country and licensed as a life insurer by any State within the United States of America;

(iv)	a nationally recognized investment banking company or other nationally recognized financial institution in the business of making commercial real estate loans or operating commercial real estate, or an Affiliate thereof (other than any Person which is a Borrower or any Guarantor) organized under the laws of any State of the United States;

(v)	a hedge fund or “accredited investor” (as defined in Regulation D of the Securities Act of 1933, as amended) organized under the laws of the United States of America or any State thereof that is engaged in making, purchasing, holding or investing in commercial mortgage loans and similar extensions of credit in the ordinary course of its business (other than any Person which is directly or indirectly an Affiliate of any of Borrower or Guarantor) or

(vi)	otherwise accepted by Lender, in Lender’s sole and absolute discretion, as a “Qualified Lender”.

Section 16 Notices.

All notices, requests, consents, demands and other communications required or which any party desires to give hereunder or under any other Loan Document shall be in writing and, unless otherwise specifically provided in such other Loan Document, shall be deemed sufficiently given or furnished if delivered by personal delivery, by nationally recognized overnight courier service, or by certified United States mail, postage prepaid, addressed to the party to whom directed at the addresses specified in this Guaranty (unless changed by similar notice in writing given by the particular party whose address is to be changed) or by facsimile. Any such notice or communication shall be deemed to have been given either at the time of personal delivery or, in the case of courier or mail, as of the date of first attempted delivery at the address and in the manner provided herein, or, in the case of facsimile, upon receipt; provided that service of a notice required by any applicable statute shall be considered complete when the requirements of that statute are met. Notwithstanding the foregoing, no notice of change of address shall be effective except upon actual receipt. This Section shall not be construed in any way to affect or impair any waiver of notice or demand provided in this Guaranty or in any other Loan Document or to require giving of notice or demand to or upon any Person in any situation or for any reason.

Section 17 Cumulative Rights.

All of the rights and remedies of Lender under this Guaranty and the other Loan Documents are cumulative of each other and of any and all other rights at law or in equity, and the exercise by Lender of any one or more of such rights and remedies shall not preclude the simultaneous or later exercise by Lender of any or all such other rights and remedies. No single or partial exercise of any right or remedy shall exhaust it or preclude any other or further exercise thereof, and every right and remedy may be exercised at any time and from time to time. No failure by Lender to exercise, nor delay in exercising, any right or remedy shall operate as a waiver of such right or remedy or as a waiver of any Event of Default. No notice to or demand on Guarantor in any case shall of itself entitle Guarantor to any other or further notice or demand in similar or other circumstances. No provision of this Guaranty or any right or remedy of Lender with respect hereto, or any default or breach, can be waived, nor can this Guaranty or Guarantor be released or discharged in any way or to any extent, except specifically in each case by a writing intended for that purpose (and which refers specifically to this Guaranty) executed and delivered by Lender to Guarantor.

Section 18 Term of Guaranty.

This Guaranty shall continue in effect until all the Guaranteed Obligations (whether by Borrowers, Guarantor or any other Person) and all of the obligations of Guarantor to Lender under this Guaranty are fully and finally paid, performed and discharged and are not subject to any bankruptcy preference period or any other refund or disgorgement.

Section 19 Financial Statements.

Guarantor agrees to provide to Lender, as and when required, the Financial Statements and other financial information required to be delivered to Lender with respect to Guarantor pursuant to the terms of the Loan Agreement, other Loan Documents and a certification from Grantor’s Chief Executive Officer or Chief Financial Officer certifying compliance with financial representations, warranties and covenants set forth in Sections 14 and 15, in the form and detail required by the Loan Documents and as satisfactory to Lender. Guarantor also agrees to provide to Lender such other and further financial information with respect to Guarantor as Lender shall from time to time request. All assets shown on the Financial Statements provided by Guarantor, unless clearly designated to the contrary shall, be conclusively deemed to be free and clear of any exemption or any claim of exemption of Guarantor at the date of the Financial Statements and at all times thereafter. Acceptance of any Financial Statement by Lender, whether or not in the form prescribed herein, shall be relied upon by Lender in the administration, enforcement, and extension of the Guaranteed Obligations.

Section 20 Subrogation.

Guarantor shall not have any right of subrogation under any of the Loan Documents or any right to participate in any security for the Guaranteed Obligations or any right to reimbursement, exoneration, contribution, indemnification or any similar rights, until the Guaranteed Obligations have been fully and finally paid, performed and discharged in accordance with Section 18 above, and Guarantor hereby waives all of such rights.

Section 21 Time of Essence.

Time shall be of the essence in this Guaranty with respect to all of Guarantor’s obligations hereunder.

Section 22 Entire Agreement; Counterparts; Construction.

This Guaranty embodies the entire agreement between Lender and Guarantor with respect to the guaranty by Guarantor of the Guaranteed Obligations. This Guaranty supersedes all prior agreements and understandings, if any, with respect to the guaranty by Guarantor of the Guaranteed Obligations. This Guaranty shall be effective upon execution by Guarantor and delivery to Lender. This Guaranty may not be modified, amended or superseded except in a writing signed by Lender and Guarantor referencing this Guaranty by its date and specifically identifying the portions hereof that are to be modified, amended or superseded. This Guaranty has been executed in a number of identical counterparts, each of which shall be deemed an original for all purposes and all of which constitute, collectively, one agreement. As used herein, the words “include” and “including” shall be interpreted as if followed by the words “without limitation.”

Section 23 Forum.

Guarantor hereby irrevocably submits generally and unconditionally for itself and in respect of its property to the jurisdiction of any state court or any United States federal court sitting in the State specified in the governing law section of this Guaranty, over any Dispute. Guarantor hereby irrevocably waives, to the fullest extent permitted by Law, any objection that Guarantor may now or hereafter have to the laying of venue in any such court and any claim that any such court is an inconvenient forum. Guarantor hereby agrees and consents that, in addition to any methods of service of process provided for under applicable law, all service of process in any such suit, action or proceeding in any state court or any United States federal court sitting in the state specified in the governing law section of this Guaranty may be made by certified or registered mail, return receipt requested, directed to Guarantor at its address for notice set forth in this Guaranty, or at a subsequent address of which Lender received actual notice from Guarantor in accordance with the notice section of this Guaranty, and service so made shall be complete five (5) days after the same shall have been so mailed. Nothing herein shall affect the right of Lender to serve process in any manner permitted by Law or limit the right of Lender to bring proceedings against Guarantor in any other court or jurisdiction.

Section 24 WAIVER OF JURY TRIAL.

IT IS AGREED AND UNDERSTOOD THAT THIS WAIVER CONSTITUTES A WAIVER OF TRIAL BY JURY OF ALL CLAIMS AGAINST ALL PARTIES TO SUCH ACTIONS OR PROCEEDINGS, INCLUDING CLAIMS AGAINST PARTIES WHO ARE NOT PARTIES TO THIS GUARANTY. THIS WAIVER IS KNOWINGLY, WILLINGLY AND VOLUNTARILY MADE BY GUARANTOR AND LENDER, AND GUARANTOR AND LENDER HEREBY REPRESENT THAT NO REPRESENTATIONS OF FACT OR OPINION HAVE BEEN MADE BY ANY PERSON OR ENTITY TO INDUCE THIS WAIVER OF TRIAL BY JURY OR TO IN ANY WAY MODIFY OR NULLIFY ITS EFFECT. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE PARTIES ENTERING INTO THE LOAN DOCUMENTS. GUARANTOR AND LENDER ARE EACH HEREBY AUTHORIZED TO FILE A COPY OF THIS SECTION IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER OF JURY TRIAL. GUARANTOR FURTHER REPRESENTS AND WARRANTS THAT IT HAS BEEN REPRESENTED IN THE SIGNING OF THIS GUARANTY AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL, OR HAS HAD THE OPPORTUNITY TO BE REPRESENTED BY INDEPENDENT LEGAL COUNSEL SELECTED OF ITS OWN FREE WILL, AND THAT IT HAS HAD THE OPPORTUNITY TO DISCUSS THIS WAIVER WITH COUNSEL.

Section 25 CONFESSION OF JUDGMENT.

UPON THE OCCURRENCE OF A DEFAULT OR AT ANY TIME THEREAFTER, GUARANTOR HEREBY IRREVOCABLY AUTHORIZES AND EMPOWERS ANY ATTORNEY DESIGNATED BY LENDER OR ANY CLERK OF ANY COURT OF RECORD TO APPEAR FOR GUARANTOR, OR ANY OF THEM, IN ANY COURT OF RECORD AND CONFESS JUDGMENT AGAINST GUARANTOR, OR ANY OF THEM, WITHOUT A PRIOR HEARING, IN FAVOR OF LENDER FOR, AND IN THE AMOUNTS OF, THE INDEBTEDNESS, ALL OTHER AMOUNTS PAYABLE BY GUARANTOR UNDER THE TERMS OF THE LOAN DOCUMENTS, COSTS OF SUIT, AND REASONABLE ATTORNEY’S FEES BUT NOT LESS THAN $25,000.00. IF A COPY OF THIS GUARANTY, VERIFIED BY AFFIDAVIT BY OR ON BEHALF OF LENDER, SHALL HAVE BEEN FILED IN SUCH ACTION, IT SHALL NOT BE NECESSARY TO FILE THE ORIGINAL OF THIS GUARANTY. GUARANTOR HEREBY RELEASES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ALL ERRORS AND ALL RIGHTS OF EXEMPTION, APPEAL, STAY OF EXECUTION, INQUISITION, AND OTHER RIGHTS TO WHICH GUARANTOR MAY OTHERWISE BE ENTITLED UNDER THE LAWS OF THE UNITED STATES OF AMERICA OR OF ANY STATE OF POSSESSION OF THE UNITED STATES OF AMERICA NOW IN FORCE AND WHICH MAY HEREINAFTER BE ENACTED. THE AUTHORITY AND POWER TO APPEAR FOR AND ENTER JUDGMENT AGAINST GUARANTOR SHALL NOT BE EXHAUSTED BY ONE OR MORE EXERCISES THEREOF OR BY ANY IMPERFECT EXERCISE THEREOF AND SHALL NOT BE EXTINGUISHED BY ANY JUDGMENT ENTERED PURSUANT THERETO. SUCH AUTHORITY MAY BE EXERCISED ON ONE OR MORE OCCASIONS OR FROM TIME TO TIME IN THE SAME OR DIFFERENT JURISDICTION AS OFTEN AS LENDER SHALL DEEM NECESSARY AND DESIRABLE, FOR ALL OF WHICH THIS GUARANTY SHALL BE SUFFICIENT WARRANT. NOTHING HEREIN, HOWEVER, SHALL BE DEEMED TO WAIVE GUARANTOR’S RIGHTS TO MOVE TO OPEN OR STRIKE ANY JUDGMENT OBTAINED HEREUNDER BY CONFESSION IN ACCORDANCE WITH, AND SUBJECT TO, LAW AND ALL RULES OF COURT.

Section 26 ACKNOWLEDGMENT OF CONFESSION OF JUDGMENT.

GUARANTOR ACKNOWLEDGES THAT THIS GUARANTY CONTAINS AN AUTHORIZATION TO CONFESS JUDGMENT, THAT IT HAS CONSULTED LEGAL COUNSEL WITH RESPECT THERETO (OR KNOWINGLY WAIVED ITS RIGHT TO DO SO), AND THAT IT UNDERSTANDS THAT THE EXERCISE BY LENDER OF THE CONFESSION WILL RESULT IN THE ENTRY OF A JUDGMENT AGAINST GUARANTOR AND THE SALE OR ATTACHMENT OF, OR EXECUTION UPON, GUARANTOR’S PROPERTY (INCLUDING WITHOUT LIMITATION PERSONAL PROPERTY AND REAL PROPERTY) WITHOUT PRIOR NOTICE OR THE OPPORTUNITY FOR A HEARING.

Section 27 Intentionally Omitted.

Section 28 Event of Default.

Any breach of any term or covenant or agreement of Guarantor under and pursuant to this Agreement shall be and constitute an “Event of Default” under each and all of the Note, Loan Agreement and other Loan Documents.

Section 29 Additional Borrowers.

Guarantor acknowledges and agrees that the Loan Agreement contemplates that additional Persons may be added to the same as a borrower thereunder and accordingly, any and all such added Persons shall be included within the definitions of “Borrower”.

Section 30 NO RIGHT TO CURE AN EVENT OF DEFAULT OR LENDER’S OBLIGATION TO ACCEPT ANY CURE.

Notwithstanding anything to the contrary contained herein or in any of the other Loan Documents, Guarantor acknowledges and agrees that neither Borrower nor Guarantor has the right to cure any Event of Default once it occurs and Lender is under no obligation or duty to accept any cure of an Event of Default or the offer of the same by or from Borrower or Guarantor. Any language in this Guaranty or in any of the other Loan Documents such as “upon the occurrence and continuance of an Event of Default”, “during the continuance of an Event of Default”, “so long as such Event of Default is continuing” or the like, shall not for any reason whatsoever or howsoever mean, imply, grant or otherwise entitle Borrower or Guarantor to any such right to cure an Event of Default once one occurs or obligate Lender to accept any cure, or the offer of any cure.

THE LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

[Signature Page 1 of 1 to Guaranty Agreement]

IN WITNESS WHEREOF, Guarantor has duly executed this Guaranty under seal as of the date first written above.

Address of Guarantor:	GUARANTOR: RESOURCE REAL ESTATE OPPORTUNITY REIT, INC., a Maryland corporation

c/o Resource Real Estate, Inc.	By: /s/ Steven R. Saltzman [SEAL]
One Crescent Drive, Suite 203	Name: Steven R. Saltzman
Philadelphia, PA 19112 Attention: Steven Saltzman	Title: Chief Financial Officer, Senior Vice President and Treasurer
Fax No.: 215-761-0444

with a copy to: c/o Resource Real Estate, Inc. 2005 Market Street, 15th Floor Philadelphia, PA 19103 Attention: Shelle Weisbaum, Esq. Fax No.: 215-761-0452

Address of Lender:

Bank of America, N.A.
1600 John F. Kennedy, Suite 1100 Philadelphia, Pennsylvania 19103 Attn: David Ross Facsimile: (267) 675-0148 One South Charles Street Baltimore, Maryland 21201 Mail Code: N04-325-0426
Attn: Charles English Facsimile: 410-547-4050

with a copy to: Buchanan Ingersoll & Rooney PC Two Liberty Place 550 South 16th Street, Suite 3200 Philadelphia, Pennsylvania 19102 Attn: Frederick H. Masters, Esq. Facsimile: 215-665-8760